    As filed with the Securities and Exchange Commission on July 24, 1998.
                                                   Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                ---------------
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                ---------------
                        PRECEPT BUSINESS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          Texas                                        75-2487353
(State or other jurisdiction of         (I.R.S. employer identification number)
incorporation or organization)

                    1909 Woodall Rodgers Freeway, Suite 500
                              Dallas, Texas  75201
                     (Address of principal executive offices)
                                 ---------------
            PRECEPT BUSINESS SERVICES, INC. 1998 STOCK INCENTIVE PLAN
                                      and
              PRECEPT BUSINESS SERVICES, INC. 1996 STOCK OPTION PLAN
                             (Full title of the Plan)
                                 ---------------
                                  DAVID L. NEELY
                    1909 Woodall Rodgers Freeway, Suite 500
                              Dallas, Texas  75201
          (Name and address of agent for service of agent for service)

                                 (214) 754-6600
                   (Telephone number, including area code,
                             of agent for service)
                                ----------------
                                    COPY TO:
                            CHARLES D. MAGUIRE, JR.
                            Jackson & Walker, L.L.P.
                                901 Main Street
                                   Suite 6000
                              Dallas, Texas  75202

                       CALCULATION OF REGISTRATION FEE

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                                                             Proposed        Proposed
             Title of                        Amount          Maximum         Maximum          Amount of
            Securities                       to be        Offering Price    Aggregate       Registration
         to be Registered               Registered  (1)     Per Share     Offering Price        Fee
--------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value   6,324,901 shares     $2.703125     $17,096,998.02     $5,043.61
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

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), registration fee is based on a price of $2.703125 per share, which price is an average of the high and low prices of the Class A Common Stock on the National Association of Securities Dealers Automated Quotation SmallCap Market on July 20, 1998.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Commission by Precept Business Services, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

          (i) Quarterly Report of the Company on Form 10-Q for the quarterly period ended December 31, 1997; and

          (iii) Quarterly Report of the Company on Form 10-Q for the quarterly period ended March 31, 1998; and

          (iv) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the effectiveness of the Company's Registration Statement on Form S-4 (File No. 333-42689) and Registration Statement on Form 8-A (File No. 000-23735); and

          (v) Description of the Class A Common Stock contained in the Company's Registration Statement on Form S-4 (No. 333-42689) and Registration Statement on Form 8-A (No. 000-23735), effective as of February 9, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Class A Common Stock offered hereunder has been sold or which deregisters all of such Class A Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Texas corporation and the Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Reference is made to Article XIV of the Company's Articles of Incorporation and Section 33 of the Company's Bylaws, which provide for indemnification of officers and directors to the fullest extent permitted by the TBCA.

     Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers), providing that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) for an act or omission for which the liability of such director is expressly provided by statute, or (v) for an act related to an unlawful stock repurchase or payment of a dividend.

     The Company has entered into certain agreements (the "Indemnification Agreements") with each of its directors and executive officers designed to give effect to the foregoing provisions of the Articles of Incorporation and to provide certain additional protections against the possibility of liability. Pursuant to the Indemnification Agreements, the Company will, to the extent permitted under applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they are or were directors or officers of the Company or assumed certain responsibilities at the direction of the Company. The effect of the above-described provisions of the Articles of Incorporation and the Indemnification Agreements will be to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director or executive officer for breach of fiduciary duty as a director or executive officer (including breaches resulting from negligence or gross negligence).

     The Company has obtained a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of the Company, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

 Exhibit
 Number   Description of Exhibit
--------  ----------------------
5         Opinion of Jackson Walker L.L.P.(1)

23        Consent of Jackson Walker L.L.P. (included in the opinion of Jackson
          Walker L.L.P. filed as Exhibit 5).(1)

24        Power of Attorney (contained in signature page).(1)

99.1      Precept Business Services, Inc. 1996 Stock Option Plan (2)

99.2      Precept Business Services, Inc. 1998 Stock Incentive Plan.(2)

------------
(1)  Filed herewith.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4, file No. 333-42689 dated as of February 9, 1998, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 24th day of July, 1998.

                               PRECEPT BUSINESS SERVICES, INC.


                               By: /s/  David L. Neely
                                   --------------------------------------------
                                   David L. Neely, Chief Executive Officer and
                                   Chairman of the Board
                                   (Principal Executive Officer)


                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes David L. Neely and Layne A. Deutscher, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                                  Date
---------                   -----                                  ----
  /s/ Darwin Deason         Director and Chairman of the           July 24, 1998
--------------------------  Executive Committee of the Board
Darwin Deason


  /s/ David L. Neely        Chief Executive Officer and            July 24, 1998
--------------------------  Chairman of the Board
David L. Neely              (Principal Executive Officer)

  /s/ Douglas R. Deason      President and Chief Operating         July 24, 1998
--------------------------   Officer and Director
    Douglas R. Deason


  /s/ Layne A. Deutscher    Senior Vice President, General         July 24, 1998
--------------------------  Counsel and Director
Layne A. Deutscher


--------------------------  Director
Sheldon I. Stein


--------------------------  Director
J. Livingston Kosberg


--------------------------  Director
Robert I. Blackman

                                  INDEX TO EXHIBITS

Exhibit No.    Exhibit
-----------    -------

5              Opinion of Jackson Walker L.L.P.(1)

23 Consent of Jackson Walker L.L.P. (included in the opinion of Jackson Walker L.L.P. filed as Exhibit 5).(1)

24             Power of Attorney (contained in signature page).(1)

99.1           Precept Business Services, Inc. 1996 Stock Option Plan (2)

99.2           Precept Business Services, Inc. 1998 Stock Incentive Plan.(2)


----------
(1)  Filed herewith.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4, File No. 333-42689 dated as of February 9, 1998 and incorporated herein by reference.